Exhibit 3.1

First Amended and Restated Bylaws

of

ScanTech AI Systems Inc.

These First Amended and Restated Bylaws (the “Bylaws”) of ScanTech AI Systems Inc., a Delaware corporation (the “Corporation”), are hereby adopted as of October 13, 2025.

ARTICLE 1

Offices

Section 1.1             Registered Office. The registered office of the Corporation in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2             Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 2.1             Place of Meetings. All meetings of stockholders for any purpose shall be held at such place, within or without the State of Delaware, as shall be designated by the Board or the Chairman of the Board or the President and stated in the notice of the meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but shall instead be held solely by means of remote communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, (b) the Board shall implement reasonable measures to provide such stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.2             Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be fixed from time to time by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.3             Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the President or by order of the Board. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Chairman of the Board, the President or the Board.

Section 2.4             Notice of Meeting; Adjournment. Except as otherwise provided by the Certificate of Incorporation or applicable law, notice of each annual or special meeting of stockholders stating the place, if any, date and time of such meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting (if such record date is different from the record date for determining stockholders entitled to notice of such meeting) and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting not less than 10 nor more than 60 days before the date of such meeting.

When a meeting is adjourned to another time or place, including an adjournment taken to address a technical failure to convene a meeting using remote communication, notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given pursuant to this Section 2.4 and applicable law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.5             List of Stockholders. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.6             Quorum. Except as otherwise provided by applicable law or the Certificate of Incorporation, at any meeting of stockholders, the holders of at least one-third in voting power of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders; provided that where a separate vote by a class or series or classes or series of capital stock of the Corporation is required, the holders of one-third in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall not be present or represented at any meeting of the stockholders, then either the person presiding over the meeting or the holders of a majority in voting power of the shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

Section 2.7             Voting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise expressly provided by the Certificate of Incorporation or applicable law, (a) any question or matter submitted to a vote of stockholders (other than the election of directors) shall be decided by a majority of the votes properly cast for or against such question or matter and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.8             Fixing of Record Date; Procedures for Written Consent.

(a)              In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.8 at the adjourned meeting.

(b)             In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)              In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.8(c)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.8(c) or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such 10-day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided in Section 228 of the DGCL. If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.8(c), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(d)             In the event of the delivery, in the manner provided by this Section 2.8 and applicable law, to the Corporation of a consent or consents of stockholders to take corporate action and/or any related revocation or revocations, the Corporation shall engage an independent inspector for the purpose of performing promptly a ministerial review of the validity of the consents and revocations so delivered. For the purpose of permitting such inspector to perform such review, no action by consent of stockholders in lieu of a meeting shall be effective until such inspector has completed its review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.8 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.8(d) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.9             Nomination of Directors.

(a)              Except for (1) any directors entitled to be elected by the holders of Preferred Stock, voting as a separate series or together with one or more series, (2) any directors appointed by the Board to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 2.9 shall be eligible for election or re-election as directors. Nomination for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board (or any committee thereof) or (ii) by any stockholder of the Corporation who (x) timely complies with the notice procedures in Section 2.9(b) of this Article 2, (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting. The number of nominees a stockholder may nominate for election at a meeting of stockholders shall not exceed the number of directors to be elected at such meeting.

(b)             To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board, the Chairman of the Board or the President has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board, the Chairman of the Board or the President, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such proposed nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proposed nominee with respect to shares of capital stock of the Corporation, and (6) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the information required to be provided pursuant to Rule 14a-19 under the Exchange Act, if applicable; (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, and any Stockholder Associated Person (as defined below), (2) the class and series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of capital stock of the Corporation, (5) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (7) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder, such beneficial owner or such Stockholder Associated Person to be sufficient to elect the nominee, (y) otherwise to solicit proxies or votes from stockholders in support of such nomination, and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, in which case such notice shall also include the information required by Rule 14a-19(b) under the Exchange Act, (8) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (9) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, and (10) a description of any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (B)(4); and (C) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s). Such information provided and statements made as required by clauses (A), (B), and (C) above or otherwise by this Section 2.9 are hereinafter referred to as a “Nominee Solicitation Statement.” Not later than 10 days after the record date for determining stockholders entitled to notice of the meeting, the information required by clause (A)(1)-(5) and (B)(1)-(5) of this paragraph shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and the written consent of the proposed nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 2.9(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.9. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

The stockholder’s notice required hereby must also be accompanied by a representation as to whether or not such stockholder, the beneficial owner, if any, on whose behalf the notice is made, and/or any Stockholder Associated Person intends to solicit proxies in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or Stockholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder, beneficial owner and/or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder, beneficial owner and/or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(c)              Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.9. In addition, a nominee of a stockholder shall not be eligible for election or re-election if the stockholder, the beneficial owner on whose behalf the nomination is made, or any Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The person presiding over the meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 2.9 (including the previous sentence of this Section 2.9(c)), and if such person should determine that a nomination was not made in accordance with the provisions of this Section 2.9, the person presiding over the meeting shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)             Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 2.9 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.

(e)              Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 2.9, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)              For purposes of this Section 2.9, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)             Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.9 (including Section 2.9(a)(ii) hereof), and compliance with Section 2.9(a)(ii) shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 2.9 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.10          Notice of Business.

(a)              At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof), or (3) properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 2.9 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 2.10(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (z) be entitled to vote at such annual meeting.

(b)             To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner and of any Stockholder Associated Person, (2) the class and series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any material interest of such stockholder, such beneficial owner or any Stockholder Associated Person and the respective affiliates and associates of, or others acting in concert with, such stockholder, such beneficial owner or any Stockholder Associated Person in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of capital stock of the Corporation, (6) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (8) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 2.10 are hereinafter referred to as a “Business Solicitation Statement.” Not later than 10 days after the record date for determining stockholders entitled to notice of the meeting, the information required by clauses (A)(3) and (B)(1)–(6) of this paragraph shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 2.10; provided, however, that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 2.10. A stockholder shall not have complied with this Section 2.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 2.10.

(c)              Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.10. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The person presiding over any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 2.10 (including the previous sentence of this Section 2.10(c)), and if the person presiding over the meeting should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.10, such person shall so declare to the meeting and such business shall not be brought before the annual meeting.

(d)             Except as otherwise required by law, nothing in this Section 2.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any proposal submitted by a stockholder.

(e)              Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(f)              For purposes of this Section 2.10, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 2.9.

(g)             Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.10 (including Section 2.10(a)(3) hereof), and compliance with Section 2.10(a)(3) shall be the exclusive means for a stockholder to submit business (other than as provided in the penultimate sentence of Section 2.10(b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 2.11          Conduct of Meeting. The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.12          Inspector of Elections. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.13          Delivery to the Corporation. Except as otherwise expressly provided herein, and unless the Corporation consents otherwise, whenever Section 2.9 or Section 2.10 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively in the manner specified in Section 2.9 or Section 2.10, as applicable (or, if no such manner is specified, by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested), and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE 3

Directors

Section 3.1             Directors and Their Terms of Office. Unless otherwise provided by the Certificate of Incorporation, the total number of directors constituting the Board shall be fixed from time to time by resolution of a majority of the directors then in office. Each director shall hold office until his or her successor is elected and qualified. A director need not be a stockholder. No decrease in the number of directors shall result in the removal of any incumbent director.

Section 3.2             Powers of Directors. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 3.3             Vacancies. Any vacancies occurring in the Board as a result of the death, resignation, retirement, disqualification, or removal from office of any directors or otherwise, and any newly directorships resulting from an increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, or removal.

Section 3.4             Annual Meeting of Directors. A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaw provision, at the place of, and immediately prior to or following, the annual meeting of stockholders, or such first meeting may be held at another place and time as may be called in the manner hereinafter provided with respect to the call of special meetings of the Board.

Section 3.5             Regular Meetings of Directors. Regular meetings of the Board may be held at such times and at such place or places as the Board may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof.

Section 3.6             Special Meetings of Directors. Special meetings of the Board may be called at any time by or under the authority of the Chairman of the Board or the President and shall be called by him or her or by the Secretary on written request of any two directors or, if they fail to do so, by two directors in the name of the Secretary, to be held in each instance at such place as the person calling the meeting may designate in the call thereof. Notice of each special meeting of the Board, stating the time and place thereof, shall be given to each director (i) by U.S. mail, postage prepaid, not less than four days before the meeting, or (ii) by hand delivery, orally (in person or by telephone), or by means of electronic transmission (including electronic mail) not less than 24 hours before the meeting. Such notice need not specify the purposes of the meeting.

Section 3.7             Quorum; Voting. At any meeting of the Board, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the Board) shall constitute a quorum for the transaction of business, but if a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, or applicable law, the affirmative vote of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board.

Section 3.8             Meetings by Telephone or Other Communications Equipment. Members of the Board or of any committee thereof may participate in meetings of the Board or of such committee by means of conference telephone or other communications equipment by means of which all person participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.9             Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or of such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10          Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of directors. Nothing in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services.

Section 3.11          Chairman of the Board. The Board shall select from its members a Chairman of the Board who shall preside at all meetings of the Board.

ARTICLE 4

Committees

The Board may: (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) delegate to each such committee any or all of the powers and duties of the Board, subject to any limitations on the delegation of such powers and duties in the DGCL. In the absence or disqualification of any member of such committee and his or her alternative, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Except as the Board may otherwise determine, and subject to applicable law, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Board.

ARTICLE 5

Officers

Section 5.1             Officers and Their Election. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board may from time to time determine and elect or appoint. All officers may, but need not be, members of the Board. Two or more offices may be held by the same person.

Section 5.2             Term of Office and Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

Section 5.3             President. The President shall be the chief executive officer of the Corporation with full control and responsibility for management decisions, subject to the supervision and control of the Board and such limitations as the Board may from time to time impose. It shall be the duty of the President (and the President shall have the power) to see that all orders and resolutions of the Board are carried into effect. Subject to the direction of the Board, the President shall have power to sign all contracts and other instruments of the Corporation which are authorized by the Board (either generally or in the specific case) or within the inherent powers of the President and shall have general supervision of all of the other officers.

Section 5.4             Vice Presidents. In the absence or disability of the President, his or her powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board. Each Vice President shall have such other powers and perform such other duties as the Board shall from time to time designate.

Section 5.5             Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as shall be designated by the Board or in the absence of such designation in such depositaries as he or she shall from time to time deem proper. The Treasurer shall disburse the funds of the Corporation as shall be ordered by the Board, taking proper vouchers for such disbursements. The Treasurer shall promptly render to the President and to the Board such statements of his or her transactions and accounts as the President and Board respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board may designate.

Section 5.6             Assistant Treasurers. In the absence or disability of the Treasurer, his or her powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Board. Each Assistant Treasurer shall have such other powers and perform such other duties as the Board shall from time to time designate.

Section 5.7             Secretary. The Secretary shall issue notices of all meetings of stockholders and of the Board and of the executive and other committees where notices of such meetings are required by the Certificate of Incorporation, these Bylaws, or applicable law. The Secretary shall keep the minutes of meetings of stockholders and of the Board and of the executive and other committees, respectively, unless such committees appoint their own respective secretaries and be responsible for the custody thereof. Unless the Board shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers. The Secretary shall sign such instruments as require his or her signature and shall perform such other duties and shall have such powers as the Board shall designate from time to time, in all cases subject to the control of the Board. The Secretary shall have custody of the corporate seal, and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his or her absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat.

Section 5.8             Assistant Secretaries. In the absence or disability of the Secretary, his or her powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board. Each Assistant Secretary shall have such powers and perform such other duties as the Board shall from time to time designate.

Section 5.9             Compensation. The compensation of the officers, agents and employees shall be fixed from time to time by or under authority from the Board.

ARTICLE 6

Resignations and Removals

Section 6.1             Officers, Agents, and Employees. Any officer of the Corporation may resign at any time upon notice given in writing or by electronic transmission given to the Board or to the Chairman of the Board or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time of its delivery unless it specifies that it shall be effective at a future time or upon the happening of an event or events (in which case it shall be effective at such time or upon the happening of such event or events), and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board may at any time, with or without cause, remove from office or discharge or terminate the employment of any officer, agent, or employee.

Section 6.2             Directors. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board or to the Chairman of the Board or to the President of the Corporation. Any such resignation shall take effect at the time of its delivery unless it specifies that it shall be effective at a future time or upon the happening of an event or events (in which case it shall be effective at such time or upon the happening of such event or events). Subject to the Certificate of Incorporation and applicable law, any director may be removed from office at any time by stockholders, but only for cause and only by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote in the election of such director.

ARTICLE 7

Indemnification of Directors, Officers, and Others

Section 7.1             Generally. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (an “Other Entity”), against expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 7, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.

Section 7.2             Reimbursement and Advances. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification under this Article 7, the funds necessary for payment of expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding; provided, however, that the Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article 7, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.

Section 7.3             Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7 or otherwise.

Section 7.4             Non-Exclusive Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.5             Survival. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees, and distributees of such person.

Section 7.6             Modifications. The provisions of this Article 7 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article 7 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article 7 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 7.7             Enforceability. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 7 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

Section 7.8             Persons Covered. Any director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a), shall be deemed to be doing so at the request of the Corporation.

Section 7.9             Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 7 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by providing notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

Section 7.10          Contested Director Indemnification. Notwithstanding anything to the contrary contained in these Bylaws, a director who was elected in any Contested Election who is not a continuing director shall not be entitled to any indemnification or advancement of expenses unless and until a majority of the continuing directors vote that the indemnification provisions set forth in the Certificate of Incorporation shall apply to such newly elected director. For purposes of this Section 7.10, a “Contested Election” means an election of directors with respect to which, as of 5 days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.

ARTICLE 8

Capital Stock

Section 8.1             Stock Certificates. Shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to have a certificate or certificates signed by, or in the name of, the Corporation by any 2 authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary is hereby expressly authorized to sign any such certificate. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before the certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 8.2             Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board shall from time to time prescribe.

Section 8.3             Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 8.4             Transfer Agent and Registrar. The Board may at any time appoint a transfer agent or agents and/or registrar or registrars for the transfer and/or registration of shares of stock.

Section 8.5             Lost, Stolen, Destroyed, or Mutilated Stock Certificates. The Corporation may direct a new stock certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed, or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, destroyed, or mutilated. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed, or mutilated certificate or certificates, or his or her legal representative, to (a) advertise the same in such manner as it shall require, (b) give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated, and/or (c) comply with any other reasonable requirements prescribed by the Corporation.

ARTICLE 9

Securities of Other Corporations

Subject to any limitations that may be imposed by the Board, the Chairman of the Board, the President, or any person or persons authorized by the Board may in the name and on behalf of the Corporation (i) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the Corporation (as proxy or otherwise), at any meeting of the holders of stock or other securities of any corporation or other organization, securities of which shall be held by this Corporation, or (ii) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

ARTICLE 10

Checks, Notes, Drafts, and Other Instruments

Checks, notes, drafts, and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Board to sign the same. No officer or person shall sign any such instrument as aforesaid unless signing the same shall be within the inherent authority of such officer or person or such officer or person shall have been authorized by the Board (either generally or in the specific case) to do so.

ARTICLE 11

Dividends and Reserves

Section 11.1          Dividends. Dividends upon the capital stock of the Corporation may, subject to any provisions of the Certificate of Incorporation, be declared pursuant to law by the Board. Dividends may be paid in cash, in other property, or in shares of capital stock of the Corporation.

Section 11.2          Reserves. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 12

Corporate Seal

The corporate seal shall be in such form as the Board may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE 13

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE 14

Books and Records

The books, accounts and records of the Corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board may from time to time appoint.

ARTICLE 15

Notices

Section 15.1          Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the Certificate of Incorporation, these Bylaws, or applicable law may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. Subject to any limitations in the DGCL, notice to stockholders may also be given by a form of electronic transmission (other than electronic mail, which shall be governed by the preceding sentence) consented to by the stockholder to whom the notice is given, which consent shall be revocable by the stockholder by written notice to the Corporation. Any notice given pursuant to the immediately preceding sentence shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by any means of electronic transmission (including electronic mail) from and after the time that (x) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (y) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or any Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, the terms “electronic mail,” “electronic mail address,” and “electronic transmission” shall have the meanings ascribed thereto in Section 232 of the DGCL.

Section 15.2          Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, these Bylaws, or applicable law, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board, or any committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE 16

Severability

If any term or provision of these Bylaws, or the application thereof to any person or circumstance or period of time, shall to any extent be invalid or unenforceable, the remainder of the Bylaws, or the application of such term or provision to persons or circumstances or periods of time other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of the Bylaws shall be valid and enforced to the fullest extent permitted by law. All restrictions, limitations, requirements, and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be contrary to law.

ARTICLE 17

Amendments

Subject to the provisions of the Certificate of Incorporation and applicable law, the Board shall have the power to alter, amend, and repeal these Bylaws and to adopt new bylaws. The stockholders shall also have the power to alter, amend or repeal these Bylaws and to adopt new bylaws; provided, however, that, in addition to any greater or additional vote required by the Certificate of Incorporation or applicable law, these Bylaws shall not be altered, amended or repealed by action of the stockholders, and no bylaw shall be adopted by action of the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 18

Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation (other than derivative actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder), (ii) any action asserting a claim of breach of, or based on, a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, or other employee or stockholder of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, but only to the extent permitted by applicable law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts.

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